Exhibit 5


                                  June 30, 1998

Realty Information Group, Inc.
7475 Wisconsin Avenue
Bethesda, Maryland 20814

Ladies and Gentlemen:


     As counsel for Realty Information Group, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1, first filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on March 13, 1998, as amended by Amendment No. 1 to the Registration Statement filed with the Commission on April 27, 1998, Amendment No. 2 to the Registration Statement filed with the Commission on May 14, 1998 and Amendment No. 3 to the Registration Statement filed with the Commission on June 12, 1998, as may be further amended or supplemented (collectively, the "Registration Statement"), with respect to the offering (the "Offering") of up to 2,500,000 shares of the Company's Common Stock, $.01 par value, by the Company (the "Firm Shares"), and up to an additional 250,000 shares of Common Stock by the Company (the "Option Shares") subject to an Underwriters' over-allotment option (the "Over- allotment Option"). The Firm Shares and the Option Shares are collectively referred to hereafter as the "Shares."

     In connection with the foregoing, we have examined (i) the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on February 2, 1998 (ii) the Restated Certificate of Incorporation filed with the Secretary of State of Delaware on March 13, 1998; (iii) the By-Laws of the Company; (iv) the proposed form of Underwriting Agreement filed as an Exhibit to the Registration Statement with respect to the Shares (the "Underwriting Agreement"); (v) the form of stock certificate for common stock of the Company, and (vi) such records of the corporate proceedings of the Company, such certificates of public officials and such other documents as we deemed necessary to render this opinion.

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Realty Information Group, Inc.
June 30, 1998
Page 2

     Based on such examination and assumptions, we are of the opinion that:

     1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware.

     2. The Shares have been duly authorized and when sold, issued and paid for pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to us in the Prospectus which is part of the Registration Statement.

                                    Very truly yours,

                                    WILMER, CUTLER & PICKERING

                                    By: /s/ Eric R. Markus
                                        --------------------------------
                                         Eric R. Markus, a partner